Exhibit 10.1



                                FARMOUT AGREEMENT

     THIS AGREEMENT is entered into on the 1st day of September 2008 by and between Clayton Williams Energy, Inc., a company existing under the laws of Delaware (hereinafter referred to as "Farmor") and New Frontier Energy, Inc. , a company existing under the laws of Colorado (hereinafter referred to as "Farmee"). The companies named above may individually be referred to as "Party" and collectively as the "Parties". Capitalized terms used herein are defined in Exhibit A attached hereto and made a part hereof.

                                   WITNESSETH:

     WHEREAS, as of the date of this Agreement, Farmor holds a certain percentage of the rights and obligations in the Underlying Leases and is the Operator of the Focus Ranch Unit; and

     WHEREAS, Farmor is willing to assign and transfer a certain undivided interest in its rights and obligations in the Underlying Leases described in Exhibit B to Farmee in accordance with the terms set forth herein and Farmee wishes to acquire such interest, and Farmor is willing to designate Farmee as the Operator of the Focus Ranch Unit;

     WHEREAS, the Parties desire that this Agreement shall supersede and replace any and all prior Agreements between the Parties pertaining to the Focus Ranch Unit;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations set out below and to be performed, the Farmor and Farmee agree as follows:

                                    ARTICLE 1
                             ASSIGNMENT OF INTEREST

1.1  Initial Grant
     -------------
     Upon the first to occur of a) the completion of testing of the Federal 12-1 well pursuant to the Independent Contractor Agreement between the Parties, attached hereto as Attachment C, or b) 45 days after commencement of testing of the Federal 12-1 well, Farmor shall assign and transfer to Farmee, and Farmee agrees to accept, interests in the Underlying Leases as follows:

     A. Farmor shall transfer to Farmee an undivided 99% of Farmor's Interests in the Underlying Leases, and the Parties shall execute and deliver the Assignments. The above described interests shall be from surface to total depth, and include rights to oil, gas, or any other substance covered by the Underlying Leases. Farmee's interests under this Agreement shall be fully assignable. Farmor shall submit the Assignment to the Government for approval within ten (10) days of the Assignments.


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     B.   Concurrent with the transfer of the Underlying Leases by Farmor to
          Farmee, Farmor shall resign as operator of the Focus Ranch Unit and agrees to vote for Farmee as successor unit operator under the terms of the Focus Ranch Unit Agreement and Unit Operating Agreement.

     C. Farmor shall make any geologic and geophysical information and evaluations of the Focus Ranch Unit in its possession available to Farmee. Farmor makes no warranties as to the accuracy of such information.

1.2  Operations
     ----------
     Farmee shall conduct all operations under this Agreement in accordance with the terms of the Focus Ranch Unit Operating Agreement, all applicable laws and such other agreements governing ownership or operations on the Focus Ranch Unit. Farmor shall have no control over Farmee's operations subject to this Agreement.

1.3  Lease Payments
     --------------
     Farmor has provided to Farmee all data necessary for Farmee to assume rental payment responsibilities on the Underlying Leases. Beginning with rental payment due on or after the first of the month of the month following the Assignments, Farmee shall be responsible for the payment of all rentals, shut-in gas royalties, and minimum royalties payable under the terms of the Underlying Leases. However, neither party shall have liability to the other for any failure to timely or properly pay such rentals or other payments.


                                    ARTICLE 2
                       CONDITIONS PRECEDENT TO ASSIGNMENT

2.1  Conditions
     ----------
     The execution of the Assignment hereunder shall not be subject to any conditions precedent.


                                    ARTICLE 3
                                 CONSIDERATION:

3.1  Consideration for Assignments
     -----------------------------
     In consideration for receiving the assignments described in sections 1.1, Farmee agrees as follows:

     A. Farmee shall be liable for all plugging, abandoning, and reclaiming of all areas within the Underlying Leases in accordance with all laws, rules or regulations in effect at the time of abandonment and any agreement affecting the Underlying Leases or access thereto.


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     B.   Farmor shall reserve a production payment ("Production Payment") in an amount equal to Two Million Dollars ($2,000,000 U.S.) payable out of 35% of the Net Proceeds at the wellhead from the sale of oil, gas, and associated hydrocarbons produced from the Underlying Leases subject to this Agreement to the extent that such Net Proceeds are attributable to the Underlying Leases. "Net Proceeds" shall mean revenues from the sale of such production by Farmee less royalties, existing overriding royalties, taxes measured by the value of production, operating costs, and costs to gather, treat, process, compress, dehydrate, and sell the production. Farmor's rights are limited to funds payable out of Net Proceeds from the Underlying Leases subject to this Agreement and Farmor shall have no recourse against Farmee for any amounts other than those payable out of Net Proceeds.

     C. Farmee shall have the right to fulfill its obligations under this Agreement in total by making payments to Farmor totaling $2,000,000, regardless of the source of the payments.

     D. At such time as Farmor has received out of production from all wells subject to this Agreement the full amount of its Production Payment as described above, or at such time as Farmee has fulfilled its obligations to Farmor under Paragraph 1.1(c), Farmor's right to any Production Payment shall expire.

     E. Should any subcontractors be necessary to assist Farmee in achieving its obligations under this Agreement, such subcontractors shall be selected in the sole discretion of Farmee.

3.2 Farmee shall not be liable in damages to Farmor for failure to commence, drill, test, complete or equip any well, but Farmee shall remain subject only to the obligations stated in Article 3.1(a).

3.3 Any costs, expenses, fees, or duties payable to a Government in connection with the Assignment, excluding taxes described in Article 7, herein shall be borne and paid by Farmee.

                                    ARTICLE 4
                               PENDING LITIGATION

4.1  Pending Litigation
     ------------------
     Farmor currently has a civil action pending against Stull Ranches, LLC in Federal District Court for the District of Colorado Civil Action No. 07-cv-2393 RPM. Upon assignment of the interests described in Article 1.1 the following shall occur:

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     A.   Farmor consents to Farmee intervening in Farmor's suit against Stull
          Ranches, LLC ("the Litigation"). Farmor agrees to protect and defend Farmor from and against all claims that may be asserted by Stull Ranches, LLC, for any costs, expenses, fees, claims, damages and liability of any nature or kind pertaining to the Litigation.

     B. Farmee and Farmor shall consult regarding all major strategic decisions effecting the Litigation. In the event that the Parties are unable to agree on any major strategic decision, Farmor shall retain separate counsel.

     C. Farmor shall have the right to retain its own counsel to ensure Farmor's interests are protected. Such costs shall be borne solely by the Farmor.

     D. By separate agreement, Farmor and Farmee have agreed to matters pertaining to counsel and fees.

     E. Farmor agrees to reasonably cooperate with Farmee in relation to this lawsuit.

     F. Farmor shall not assign the Easement Agreement to Farmee without first having obtained the consent of Stull Ranches LLC. The Parties shall continue to work in conjunction and shall use reasonable efforts to obtain consent necessary to effectuate the assignment of the Easement Agreement from Stull Ranches, LLC. Among the steps the Parties plan to take in attempting to obtain the consent of Stull Ranches, LLC to an assignment of the Easement Agreement are the following:

               i.) Farmee shall offer to post a bond in an amount equal to estimated reclamation or restoration costs to be undertaken on the Stull Ranch pursuant to the terms of the Easement Agreement.

               ii.) If necessary, Farmor may remain the responsible party for the purposes of reclamation as contemplated under paragraph 9 of the Easement Agreement in the event Farmee is unable to reclaim, or fails to reclaim in any way. In such event, the bond described above shall be made payable to Farmor in the amount of Farmor's continuing obligation.

          Farmee will be conducting its testing operations on the Federal 12-1 Well hereunder and under the terms of the Independent Contractor Agreement. Farmee acknowledges that its ingress and egress to and from the Federal 12-1 Well will in part be over the Stull Ranches and Farmee agrees to comply with all terms of the Easement Agreement and the Preliminary Injunction obtained by Farmor, including the notice requirements prior to entry. Farmee acknowledges that it has received a copy of the Easement Agreement and the Preliminary Injunction.


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          Farmee has elected to enter into this agreement with the express understanding that Stull Ranches, LLC may not grant consent to the assignment of the Easement Agreement and Farmee accepts all risks in connection with the inability to obtain an assignment of the Easement Agreement and further assumes all risks relating to the pending litigation with Stull Ranches LLC.

                                    ARTICLE 5
                     OBLIGATIONS UNDER THE UNDERLYING LEASES

5.1  Acceptance of Prior Terms
     -------------------------
     Farmee hereby ratifies, confirms and accepts the terms of the Underlying Leases and during the Interim Period, Farmee agrees to abide by the terms of such agreements to the extent of its Working Interest.

                                    ARTICLE 6
                           UNDERTAKING OF THE PARTIES

6.1  Farmor Obligations
     ------------------
     During the Interim Period, Farmor shall comply with the following:

     A. Material Developments. Farmor shall promptly notify Farmee and provide details upon the occurrence of: (a) any written notice of default or termination received or given to Farmor with respect to the Underlying Leases or the Focus Ranch Unit, (b) any written notice of any pending or threatened claim, demand, action, suit, inquiry or proceeding related to the Underlying Leases or Focus Ranch Unit, or (c) any event or condition between the date of this Agreement and the Approval Date that would render impossible Farmor's performance of its obligations under this Agreement.

     B. If during the Interim Period, any decision or approval is required which would affect the Farmee's interest in the Underlying Leases, Farmor shall consult with Farmee and vote its interest or take such action as may be in accordance with Farmee's instructions.

6.2  Farmee Obligations
     ------------------
     Insurance. During such time as Farmee is conducting operations under this Agreement, Farmee shall maintain workmen's compensation insurance meeting statutory requirements and general liability insurance with limits of $5,000,000 single limit.

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                                    ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     Except as otherwise disclosed on the attached schedules, all warranties made herein are as of the date of execution of this Agreement. The Parties shall not take any action, or fail to take any action, prior to the Approval Date that would result in a breach of any representations or warranties under this Agreement.

7.1  Mutual Representations and Warranties
     -------------------------------------
     A. Corporate Authority. Each Party is duly organized and validly existing under the laws of the United States. To the extent required, each Party is qualified to conduct business in the jurisdiction as necessary to perform the Agreement. Each Party has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Party and constitutes a legal, valid and binding obligation of each Party, enforceable against each Party in accordance with its terms.

     B. Other Representations and Warranties. Except as disclosed in schedules attached to this Agreement, the execution, delivery, and performance of this Agreement by each Party, the consummation of the transactions contemplated hereby, and the compliance with the provisions hereof will not, to the best of each Party's knowledge and belief,:

               (a) violate any applicable Laws/Regulations, judgment, decree or award;
               (b)  contravene the organization documents of a Party; or
               (c) result in a violation of a term or provision, or constitute a default or accelerate the performance of an obligation under any contract or agreement executed by a Party hereto.

     C. All representations and warranties given under this Article 6 shall, for the contractual term set forth herein, be deemed repeated and valid, true and correct as of the Approval Date, and each Party agrees to inform the other Party of any material changes to the facts in the representations and warranties prior to the Approval Date or the execution of the Assignment, whichever is later. D. Each of the Parties agrees to indemnify and hold the other Party harmless for any claims, causes of action, or liabilities, which arise out of the breach of any of the warranties and representations under this Article by the indemnifying Party.

7.2  Farmee' Representations and Warranties
     --------------------------------------
     Farmee has sufficient funds to enable it to fulfill all of its obligations under this Agreement and the Independent Contractor Agreement. Farmee has the technical capability, personnel and resources to fulfill its obligations under this Agreement and the Independent Contractor Agreement.

7.3  Disclaimer of Other Representations and Warranties
     --------------------------------------------------
     Except for the representations and warranties provided in this article, Farmor and Farmee make no, and disclaim any, warranty or representation of any kind, either express, implied, statutory, or otherwise, including, without limitation, the accuracy or completeness of any data, reports, records, projections, information, or materials now, heretofore, or hereafter furnished or made available to Farmee in connection with this agreement.

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                                    ARTICLE 8
                                       TAX

8.1  Tax Obligations
     ---------------
     Each Party shall be responsible for reporting and discharging its own tax measured by the profit or income of the Party and the satisfaction of such Party's share of all obligations under this Agreement. Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from the indemnifying Party's failure to report and discharge such taxes or satisfy such obligations. The Parties intend that all income and all tax benefits (including deductions, depreciation, credits and capitalization) with respect to the expenditures made by the Parties hereunder will be allocated by the Government tax authorities to the Parties based on the share of each tax item actually received or borne by each Party. If such allocation is not accomplished due to the application of the Laws / Regulations or other Government action, the Parties shall attempt to adopt mutually agreeable arrangements that will allow the Parties to achieve the financial results intended.

                                    ARTICLE 9
                                 CONFIDENTIALITY

9.1  Confidentiality
     ---------------
     Except as otherwise provided in the Underlying Leases or Focus Ranch Unit Agreement or Unit Operating Agreement, each Party agrees that all information disclosed under this Agreement, except information in the public domain or lawfully in possession of a Party prior to the date of this Agreement, shall be considered confidential and shall not be disclosed to any other person or entity without the prior written consent of the Party which owns such confidential information. This obligation of confidentiality shall remain in force during the term of this Agreement and for a period of two (2) years thereafter.


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                                   ARTICLE 10
                                     NOTICES

10.1 Notices
     -------
     All notices authorized or required between the Parties by any of the provisions of this Agreement shall be in writing and delivered in person or by courier service or by any electronic means of transmitting written communications which provides written confirmation of complete transmission, and properly addressed to the other Party. Verbal communication does not constitute notice for purposes of this Agreement, and e-mail addresses and telephone numbers for the Parties are listed below as a matter of convenience only. A notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. "Received" for purposes of this Article shall mean actual delivery of the notice to the address of the Party specified hereunder.

   Name:       New Frontier Energy, Inc. Name:     Clayton Williams Energy, Inc.
   Address:    1789 W. Littleton Blvd.   Address:  6 Desta Dr., Suite 3000
               Littleton, CO                                  Midland, TX 79705
   Attention:  Paul Laird                Attention: Greg Welborn
   Facsimile:                            Facsimile:(432) 688-3225
   Email:      plaird@nfeinc.com         Email:   gwelborn@claytonwilliams.com
   Telephone:  303-730-9994              Telephone:(432) 682-6324

                                   ARTICLE 11
                           LAW AND DISPUTE RESOLUTION

11.1 Governing Law
     -------------
     This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

     This Agreement shall be subject to the exclusive jurisdiction of the courts in Arapahoe County in the state of Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

     Neither party shall have any right or obligation to engage in any arbitration proceeding regarding issues arising under this Agreement.

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                                   ARTICLE 12
                                  FORCE MAJEURE

12.1 Force Majeure
     -------------
     If Farmee is rendered unable, in whole or in part, to carry out its obligations under this Agreement due to Force Majeure, performance is excused to the extent it is affected by the Force Majeure and Farmee's obligations hereunder shall be suspended during the period of Force Majeure. The term "Force Majeure" will mean an act of God, strike, lockout or other industrial disturbance, act of the public enemy, war blockage, public riot, lightning, fire, flood, explosion, governmental action, governmental delay, restraint, or inaction, delays in obtaining permits, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within Farmee's control. Farmee shall give notice to Farmor of the Force Majeure within a reasonable time after the events occur, and reasonably describe the events constituting the Force Majeure.

                                   ARTICLE 13
                               GENERAL PROVISIONS

13.1 Relationship of Parties
     -----------------------
     The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

13.2 Further Assurances
     ------------------
     Each of the Parties shall do all such acts and execute and deliver all such documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

13.3 Waiver
     ------
     No waiver by any Party of any one or more defaults by another Party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party whether of a like or of a different character. Except as expressly provided in this Agreement, no Party shall be deemed to have waived, released or modified any of its right under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.


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13.4 Joint Preparation
     -----------------
     Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same. Any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

13.5 Severance of Invalid Provisions
     -------------------------------
     If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

13.6 Modifications
     -------------
     There shall be no modification of this Agreement except by written consent of all Parties.

13.7 Priority of Agreement
     ---------------------
     In the event of any conflict between the provisions of the main body of this Agreement and its Exhibits, the provisions of the main body of the Agreement shall prevail. In the event of any conflict between this Agreement and the Focus Ranch Unit Agreement or Focus Ranch Unit Operating Agreement, this Agreement shall prevail unless such would be in violation of the Laws of Colorado or the terms of the Underlying Leases

13.8 Headings
     --------
     The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Article.

13.9 Counterpart Execution
     ---------------------
     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided that no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, either party is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

13.10 Entirety
      --------
      With respect to the subject matter contained herein, this Agreement (i) is the entire agreement of the Parties; and (ii) supersedes all prior understandings and negotiations of the Parties.


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13.11 Merger
      ------
      This Agreement shall not merge but shall survive all conveyances of interests.




New Frontier Energy, Inc.                   Clayton Williams Energy, Inc
by                                          by

/s/ Paul Laird                              //signed//
------------------------                    ------------------------
Paul Laird, President


Dated this ____ day of August, 2008         Dated this ____ day of August, 2008




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                                    EXHIBIT A

                                   DEFINITIONS

Agreement means this Farmout Agreement together with the Exhibits, and any extension, renewal or amendment hereof agreed to in writing by the Parties.

Approval Date means the date on which the Government formally approves or endorses the Assignment of the Working Interest transferred hereunder.

Assignment means the document, attached as Exhibit D, by which the interest in the Underlying Leases transferred and conveyed to the Farmee by the Farmor as provided hereunder.

Complete or Completion means the point at which the well is producing hydrocarbons in commercial quantities or that all testing has conducted and a decision has been made to plug and abandon the well.

Commercial Quantities means Hydrocarbons sufficient to cover the payment of all royalties and any and all expenses associated with the producing and operating an oil and/or gas well or a productive oil and gas field.

Drill site means the area located in the Niobrara or Frontier formations in the Focus Ranch Federal 12-1 well, located in Section 12, Township 11 North Range 88 West, Routt County, Colorado.

Easement Agreement means the Easement and Surface Damage Agreement dated July 7, 2003, from Stull Ranches, LLC as Grantor to Clayton Williams Energy, Inc. as Grantee in which Grantor conveyed to Grantee an easement and right-of-way to access a portion of the Underlying Leases.

Government means the government of United States or the State of Colorado and any political subdivision, agency or instrumentality thereof.

Interim Period means the period commencing from the date of the execution of this Agreement until the Approval Date.

Operator means the entity designated to conduct operations under this Agreement.

Proceeds means income received as a result of operations under this Agreement.

Preferential Rights means a right held by any third party to pre-empt the transaction contemplated by this Agreement or affect its terms in any way.

Substitute Well means a well commenced after the initial, or prior, well was abandoned due to impracticability or Force Majeure


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Testing means an operation intended to evaluate the capacity of a Zone to produce Hydrocarbons.

Underlying Leases means all leases which are subject to this Agreement and attached in Exhibit B.

Working Interest means an interest in property that entitles the owner of that interest to a share of the mineral production from the property, after payment of costs and royalties.

Zone means a stratum of earth containing or thought to contain an accumulation of Hydrocarbons separately producible from any other accumulation of Hydrocarbons.



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